SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 5, 2019

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ADS	New York Stock Exchange

Item 1.02 Termination of a Material Definitive Agreement.

The information provided in Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its succession planning responsibilities, on June 5, 2019, the Board of Directors (the “Board”) of Alliance Data Systems Corporation (the “Company”) appointed Melisa A. Miller, who successfully led Alliance Data’s Card Services business as President for 8 years, as Alliance Data’s new President and Chief Executive Officer, succeeding Ed Heffernan, who announced his resignation as President and Chief Executive Officer and as a Director of the Company.  Ms. Miller, 60, has also been appointed to the Alliance Data Board of Directors.

In July 2018, the Company announced that Charles L. Horn would retire as Executive Vice President and Chief Financial Officer in 2019. On June 5, 2019, the Board appointed Timothy P. King, 56, who has served as Senior Vice President, Chief Administrative Officer and Chief Financial officer of the Company’s Card Services segment since 2012 and a Director for both Comenity Bank and Comenity Capital Bank, as Executive Vice President and Chief Financial Officer of the Company. Mr. Horn has been appointed to serve on an interim basis as Vice Chairman as the Company undergoes transitions leading up to and following the anticipated completion of the previously announced sale of the Epsilon® business.  Mr. Horn’s responsibilities in the newly-created officer position include oversight of the Epsilon disposition process as well as various related initiatives designated by the Company’s Board.

Joseph Motes, 57, currently the Company’s General Counsel and Secretary, will serve as Alliance Data’s Chief Administrative Officer, in which capacity he will oversee a number of the Company’s internal corporate functions in addition to his continuing responsibilities as General Counsel.

Board Chairman Rob Minicucci will, on an interim basis, personally oversee Alliance Data’s leadership in connection with transitions at the Company related to the Epsilon disposition and other Board initiatives, with members of the leadership team reporting to him.

On June 5, 2019, the Company entered into a Retirement Agreement (the “Retirement Agreement”) with Mr. Heffernan. Pursuant to the Retirement Agreement, Mr. Heffernan will receive a cash payment in the aggregate amount of $3,256,200 and accelerated vesting of certain restricted stock units originally scheduled to vest in February 2020 in consideration of his broad release of the Company and his agreements not to disparage or disclose confidential information and to provide cooperation as permitted in certain matters. In addition, all other unvested equity awards were forfeited and Mr. Heffernan’s Change in Control Severance Protection Agreement with ADS Alliance Data Systems, Inc. dated December 13, 2016 was canceled. The foregoing summary of the Retirement Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On June 7, 2019, the Company issued a press release announcing the executive leadership changes set forth in Item 5.02 above. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1*	Retirement Agreement, dated as of June 5, 2019, by and between Alliance Data Systems Corporation, ADS Alliance Data Systems, Inc. and Edward J. Heffernan.

99.1	Press release dated June 7, 2019.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

The information contained in this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: June 7, 2019	By:	/s/ Joseph L. Motes III
Joseph L. Motes III
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary